EXHIBIT 11

                         GRIFFIN GAMING & ENTERTAINMENT, INC.
                             COMPUTATION OF PER SHARE DATA
                         (In Thousands, except per share data)

                                      Quarter Ended          Half Ended
                                         June 30,             June 30,
                                     1995      1994       1995       1994
        Per Share Data - Primary:

        Earnings (loss):
          Earnings (loss) before
           extraordinary item       $5,696   $(90,354)   $5,716   $(114,088)
          Extraordinary item                  187,300               187,300
          Net earnings              $5,696   $ 96,946    $5,716   $  73,212

        Shares and share
         equivalents:
          Weighted average number
           of shares of Common
           Stock outstanding         7,940      6,315     7,940       5,179
          Weighted average number
           of share equivalents
           outstanding                 848                  426
          Weighted average number
           of shares and share
           equivalents               8,788      6,315     8,366       5,179

        Earnings (loss) per share:
          Earnings (loss) before
           extraordinary item        $ .65    $(14.31)    $ .68     $(22.03)
          Extraordinary item                    29.66                 36.17
          Net earnings               $ .65    $ 15.35     $ .68     $ 14.14

        Per Share Data - Fully
         Diluted:

        Net earnings                $5,696               $5,716

        Shares and share
         equivalents:
          Weighted average number
           of shares of Common
           Stock outstanding         7,940                7,940
          Weighted average number
           of share equivalents
           outstanding                 848                  764
          Weighted average number
           of shares and share
           equivalents               8,788                8,704

        Net earnings per share       $ .65                $ .66



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